NEWS RELEASE Release Date: June 26, 2006 at 4:00 p.m. ET

KNBT BANCORP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM
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Lehigh Valley, PA (June 26, 2006) — KNBT Bancorp, Inc. (NASDAQ/NMS “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), announced today that its Board of Directors has authorized the repurchase of up to ten percent, or approximately 2,807,219 shares, of the Company’s outstanding common stock. The new repurchase program will commence upon the completion of the current share buyback program announced in July 2005, under which approximately 341,683 shares remain available for repurchase.

Management will use its discretion in determining the timing and the manner of the repurchases and the prices at which buybacks will be made. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc., with total assets of $3.0 billion at March 31, 2006, is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 57 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to the Company or the Bank management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Company or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) Economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) The levels of non-interest income and expense and the amount of loan losses; (3) Revenues following the acquisition of Paragon Group, Inc. (“Paragon”) are lower than expected; (4) Competitive pressure among depository institutions increases significantly; (5) Costs or difficulties related to the integration of the businesses of Paragon into KNBT are greater than expected; (6) Changes in the interest rate environment may further reduce interest margins; (7) General economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (8) Acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (9) Legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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